Exhibit 99.1

For Release: August 13, 2007	Contact:	William P. Benac
Michael Obertop
636.940.6000

AMERICAN RAILCAR INDUSTRIES, INC. REPORTS RECORD REVENUE AND RAILCAR SHIPMENTS FOR SECOND QUARTER 2007

     St. Charles, MO, August 13, 2007 — American Railcar Industries, Inc. (“ARI” or the “Company”) [NASDAQ: ARII] today reported its second quarter 2007 financial results.
     For the three months ended June 30, 2007, revenues were $209.0 million and the net earnings attributable to common shareholders were $11.0 million or $0.52 per diluted share. In comparison, for the three months ended June 30, 2006, the Company had revenues of $151.6 million and net earnings attributable to common shareholders of $10.8 million or $0.51 per diluted share. During the three months ended June 30, 2007, the Company shipped 2,268 railcars compared to 1,734 railcars in the same period of 2006.
     Revenues increased in the second quarter of 2007 compared to the same period in 2006 primarily due to an increase in tank railcar shipments. The increase in shipments was a result of the recovery from low 2006 shipments, which resulted from the tank railcar facility shutdown for repair of tornado damages. This was partially offset by a reduction of covered hopper railcar shipments in the second quarter of 2007 compared to the same quarter of the prior year, reflecting a reduction in the number of covered hopper railcars ordered for delivery in the second quarter of 2007.
     EBITDA was $22.2 million in the second quarter of 2007 compared to $19.4 million in the second quarter of 2006. The increase in EBITDA in the second quarter of 2007 compared to the same period of 2006 resulted primarily from strength in our tank railcar business, partially offset by reduced covered hopper railcar shipments and an increase in selling, administrative and other expenses. A reconciliation of the Company’s net earnings to EBITDA (a non-GAAP financial measure) is set forth in the supplemental disclosure attached to this press release.
     For the six months ended June 30, 2007, revenues were $396.3 million and the net earnings attributable to common shareholders were $24.5 million or $1.15 per diluted share. In comparison, for the six months ended June 30, 2006, the Company had revenues of $330.3 million and net earnings attributable to common shareholders of $17.5 million or $0.87 per diluted share. During the six months ended June 30, 2007, we shipped 4,189 railcars compared to 3,714 railcars in the same period of 2006.
     Revenues increased in the six months ended June 30, 2007 compared to the same period in 2006 primarily due to an increase in tank railcar shipments, which was the result of the recovery from low 2006 shipments, which resulted from the tank railcar facility shutdown for repair of tornado damages, as well as the 2007 tank railcar capacity expansion. This was partially offset by a reduction of covered hopper railcar shipments for the six months ended June 30, 2007 compared to the same period of the prior year, reflecting a reduction in the number of covered hopper railcars ordered for delivery in the first six months of 2007.
     EBITDA was $47.0 million in the six months ended June 30, 2007 compared to $33.7 million in the six months ended June 30, 2006. The increases in net earnings attributable to common shareholders and EBITDA in the six months ended June 30, 2007 compared to the same period of 2006 resulted primarily from increased tank railcar shipments and improved manufacturing efficiencies. A reconciliation of the Company’s net earnings to EBITDA (a non-GAAP financial measure) is set forth in the supplemental disclosure attached to this press release.
     “The Company had a strong quarter, achieving record revenues and railcar shipments,” said James J. Unger, President and CEO of ARI. “Our substantial backlog of unfilled orders for new railcars totaled 14,043 railcars at June 30, 2007, which is down from the 16,473 railcars we had at December 31, 2006, but up from the 12,790 railcars at June 30, 2006. Our tank railcar lines are fully booked through 2008 and we have orders into 2009. The Company is pursuing a number of inquiries to fill our available future capacity for covered hopper railcars.”
     ARI will host a webcast and conference call on August 14, 2007 at 10:00 am (Eastern Time) to discuss the Company’s second quarter financial results. To participate in the webcast, please log on to ARI’s investor relations page through the ARI website at www.americanrailcar.com. To participate in the conference call, dial 1-866-314-5232 and use participant code 95482334. Participants are asked to logon to the ARI website or dial in to the conference call approximately 10 to 15 minutes prior to the start time.
     An audio replay of the call will also be available on the Company’s website promptly following the earnings call.
About American Railcar Industries, Inc.
     American Railcar Industries, Inc. is a leading North American manufacturer of covered hopper and tank railcars. ARI also repairs and refurbishes railcars, provides fleet management services and designs and manufactures certain railcar and industrial components used in the production of its railcars, as well as railcars and non-railcar industrial products produced by others. ARI provides its railcar customers with integrated solutions through a comprehensive set of high quality products and related services.
Forward Looking Statement Disclaimer
     This press release contains statements relating to our expected financial performance and/or future business prospects, events and plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent the Company’s estimates and assumptions only as of the date of this press release. Such statements include, without limitation, statements regarding estimated future production rates, estimated future manufacturing capacity and statements regarding any implication that the Company’s backlog may be indicative of future sales. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from the results described in or anticipated by our forward-looking statements. Estimated backlog reflects the total sales attributable to the backlog reported at the end of the particular period as if such backlog were converted to actual sales. Estimated backlog does not reflect potential price increases or decreases under our customer contracts that provide for variable pricing based on changes in the cost of certain raw materials and railcar components or the possibility that contracts may be canceled or railcar delivery dates delayed, and does not reflect the effects of any cancellation or delay of railcar orders that may occur. Other potential risks and uncertainties include, among other things: the cyclical nature of the railcar manufacturing business; adverse economic and market conditions; fluctuating costs of raw materials, including steel and railcar components, and delays in the delivery of such raw materials and components; ARI’s ability to maintain relationships with its suppliers of railcar components and raw materials; ARI’s ability to complete construction of its new flexible railcar plant in Marmaduke on a timely basis and within budget; fluctuations in the supply of components and raw materials ARI uses in railcar manufacturing; the highly competitive nature of the railcar manufacturing industry; the risk of further damage to our primary railcar manufacturing facilities or equipment; our reliance upon a small number of customers that represent a large percentage of our revenues; the variable purchase patterns of our customers and the timing of completion, delivery and acceptance of customer orders; our dependence on key personnel; the risks of labor shortage in light of our recent growth; the risk of lack of acceptance of our new railcar offerings by our customers; and the additional risk factors described in our filings with the Securities and Exchange Commission. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts, unaudited)

	June 30,	December 31,

	2007	2006

Assets
Current assets:
Cash and cash equivalents	$231,587	$40,922
Short term investments — available for sale securities	100,293	—
Accounts receivable, net	43,660	34,868
Accounts receivable, due from affiliates	12,878	9,632
Inventories, net	93,358	103,510
Prepaid expenses	4,800	5,853
Deferred tax assets	1,800	2,089

Total current assets	488,376	196,874
Property, plant and equipment, net	143,783	130,293
Deferred debt issuance costs	4,297	235
Goodwill	7,169	7,169
Other assets	37	37
Investment in joint venture	5,927	4,318

Total assets	$649,589	$338,926

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$53	$88
Accounts payable	51,747	54,962
Accounts payable, due to affiliates	2,776	1,689
Accrued expenses and taxes	8,575	3,099
Accrued compensation	9,428	10,282
Accrued interest expense	6,964	32
Accrued dividends	639	636

Total current liabilities	80,182	70,788
Long-term debt, net of current portion	—	8
Senior unsecured notes	275,000	—
Deferred tax liability	4,956	7,042
Pension and post-retirement liabilities	10,367	10,859
Other liabilities	2,389	49

Total liabilities	372,894	88,746

Commitments and contingencies	—	—

Stockholders’ equity:
Common stock, $.01 par value, 50,000,000 shares authorized, 21,302,296 and 21,207,773 shares issued and outstanding at June 30, 2007 and December 31, 2006, respectively	213	212
Additional paid-in capital	238,958	235,768
Retained earnings	39,867	16,649
Accumulated other comprehensive loss	(2,343)	(2,449)

Total stockholders’ equity	276,695	250,180

Total liabilities and stockholders’ equity	$649,589	$338,926

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	For the Three Months Ended
	June 30,	June 30,

	2007	2006

Revenues:
Manufacturing operations (including revenues from affiliates of $29,906 and $5,182 for the three months ended June 30, 2007 and 2006, respectively)	$195,714	$138,816
Railcar services (including revenues from affiliates of $4,399 and $4,531 for the three months ended June 30, 2007 and 2006, respectively)	13,283	12,734

Total revenues	208,997	151,550
Cost of goods sold:
Manufacturing operations (including costs related to affiliates of $26,448 and $4,800 for the three months ended June 30, 2007 and 2006, respectively)	(172,699)	(123,618)
Railcar services (including costs related to affiliates of $3,635 and $3,544 for the three months ended June 30, 2007 and 2006, respectively)	(10,607)	(9,947)

Total cost of goods sold	(183,306)	(133,565)
Gross profit	25,691	17,985
Income related to insurance recoveries, net	—	4,983
Selling, administrative and other (including costs related to affiliates of $151 and $509 for the three months ended June 30, 2007 and 2006, respectively)	(7,346)	(6,027)

Earnings from operations	18,345	16,941
Interest income	4,179	429
Interest expense	(5,380)	(103)
Earnings (loss) from joint venture	389	(138)

Earnings before income tax expense	17,533	17,129
Income tax expense	(6,501)	(6,308)

Net earnings available to common shareholders	$11,032	$10,821

Net earnings per common share — basic	$0.52	$0.51
Net earnings per common share — diluted	$0.52	$0.51
Weighted average common shares outstanding — basic	21,270	21,208
Weighted average common shares outstanding — diluted	21,396	21,289

Dividends declared per common share	$0.03	$0.03

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	For the Six Months Ended
	June 30,	June 30,

	2007	2006

Revenues:
Manufacturing operations (including revenues from affiliates of $45,924 and $20,209 for the six months ended June 30, 2007 and 2006, respectively)	$370,841	$305,306
Railcar services (including revenues from affiliates of $8,333 and $10,513 for the six months ended June 30, 2007 and 2006, respectively)	25,499	24,973

Total revenues	396,340	330,279
Cost of goods sold:
Manufacturing operations (including costs related to affiliates of $40,968 and $18,868 for the six months ended June 30, 2007 and 2006, respectively)	(322,138)	(271,874)
Railcar services (including costs related to affiliates of $6,728 and $8,115 for the six months ended June 30, 2007 and 2006, respectively)	(20,530)	(20,160)

Total cost of goods sold	(342,668)	(292,034)
Gross profit	53,672	38,245
Income related to insurance recoveries, net	—	4,983
Selling, administrative and other (including costs related to affiliates of $303 and $1,018 for the six months ended June 30, 2007 and 2006, respectively)	(14,049)	(14,722)

Earnings from operations	39,623	28,506
Interest income	6,060	915
Interest expense (including interest expense to affiliates of $0 and $98 for the six months ended June 30, 2007 and 2006	(7,318)	(1,133)
Earnings from joint venture	616	337

Earnings before income tax expense	38,981	28,625
Income tax expense	(14,442)	(10,543)

Net earnings	$24,539	$18,082

Less preferred dividends	—	(568)

Earnings available to common shareholders	$24,539	$17,514
Net earnings per common share — basic	$1.16	$0.87
Net earnings per common share — diluted	$1.15	$0.87
Weighted average common shares outstanding — basic	21,245	20,116
Weighted average common shares outstanding — diluted	21,356	20,181

Dividends declared per common share	$0.06	$0.06

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Six Months Ended
	June 30,	June 30,

	2007	2006

Operating activities:
Net earnings	$24,539	$18,082
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation	6,808	4,857
Amortization of deferred costs	285	58
Loss on the write-off of property, plant and equipment	—	3,466
Long lived asset impairment charges	—	401
Loss on disposal of property, plant and equipment	223	—
Write-off of deferred financing costs	—	566
Stock based compensation	1,312	5,064
Excess tax benefits from stock option exercises	(241)	—
Change in joint venture investment as a result of earnings	(616)	(337)
Provision for deferred income taxes	(159)	(221)
Provision for losses on accounts receivable	144	263
Changes in operating assets and liabilities:
Accounts receivable, net	(8,937)	2,479
Accounts receivable, due from affiliate	(3,246)	2,423
Insurance claim receivable	—	(8,000)
Inventories	10,151	(20,039)
Prepaid expenses	1,054	(1,465)
Accounts payable	(3,215)	(8,785)
Accounts payable, due to affiliate	1,088	(2,048)
Accrued expenses and taxes	12,114	(2,546)
Other	(429)	(239)

Net cash provided by (used in) operating activities	40,875	(6,021)
Investing activities:
Purchases of property, plant and equipment	(20,479)	(21,036)
Purchases of short term investments, available for sale securities	(100,293)	—
Property insurance advance on Marmaduke tornado damage	—	7,500
Repayment of note receivable from affiliate (Ohio Castings LLC)	—	315
Investment in joint venture	(1,000)	—
Acquisitions	—	(17,220)

Net cash used in investing activities	(121,772)	(30,441)
Financing activities:
Proceeds from sale of common stock	—	205,275
Offering costs — initial public offering	—	(14,605)
Preferred stock redemption	—	(82,056)
Preferred stock dividends	—	(11,904)
Common stock dividends	(1,273)	(636)
Decrease in amounts due to affiliate	—	(20,473)
Majority shareholder capital contribution	—	275
Proceeds from stock option exercises	1,985	—
Excess tax benefits from stock option exercises	241	—
Proceeds from issuance of senior unsecured notes, gross	275,000	—
Offering costs — senior unsecured notes	(4,288)	—
Finance fees related to credit facility	(60)	(265)
Repayment of debt	(43)	(40,232)

Net cash provided by financing activities	271,562	35,379

Increase (decrease) in cash and cash equivalents	190,665	(1,083)
Cash and cash equivalents at beginning of period	40,922	28,692

Cash and cash equivalents at end of period	$231,587	$27,609

RECONCILIATION OF NET EARNINGS TO EBITDA AND ADJUSTED EBITDA
(In thousands)

	Three months ended		Six months ended

	June 30,		June 30,
	2007	2006	2007	2006

Net earnings	$11,032	$10,821	$24,539	$18,082
Income tax expense	6,501	6,308	14,442	10,543
Interest expense	5,380	103	7,318	1,133
Interest income	(4,179)	(429)	(6,060)	(915)
Depreciation	3,444	2,596	6,808	4,857

EBITDA	$22,178	$19,399	$47,047	$33,700

Stock based compensation expense	680	1,514	1,312	5,064

Adjusted EBITDA	$22,858	$20,913	$48,359	$38,764

EBITDA represents net earnings before income tax expense, interest expense (income), net of depreciation of property, plant and equipment. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry. In addition, our management uses EBITDA to evaluate our operating performance. The calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s business. EBITDA is not a financial measure presented in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net earnings, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.
Adjusted EBITDA represents EBITDA before elimination of stock based compensation expense related to a restricted stock grant, stock options and stock appreciation rights. We believe that Adjusted EBITDA is useful to investors evaluating our operating performance compared to that of other companies in our industry. In addition, these charges are excluded from our calculation of EBITDA under our unsecured senior notes. Management also uses Adjusted EBITDA in evaluating our operating performance. Adjusted EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EBITDA in isolation or as a substitute for net earnings, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.